Exhibit 99.1

Tidewater Announces Conference Call

NEW ORLEANS, October 4, 2007 – Tidewater Inc. (NYSE: TDW) announced today that its fiscal 2008 second quarter (ended September 30, 2007) earnings release and conference call have been scheduled for Friday, October 26, 2007. The press release will be issued before the market opens and the conference call will begin at 9:00 a.m. CDST.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 10:00 a.m. CDST on October 27, 2007, and will continue until 11:59 p.m. CDST on October 29, 2007. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the US). The conference call ID number is 19404875.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com, and at the CCBN website, www.streetevents.com. The online replay will be available until November 26, 2007.

Tidewater Inc. owns 454 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.